UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2018

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Acquisition Agreement
On February 6, 2018, Tribune Publishing Company, LLC (the “Acquiror”), a wholly-owned subsidiary of tronc, Inc. (the “Company”), acquired a 60% membership interest in BestReviews LLC (“BestReviews”), a company engaged in the business of testing, researching and reviewing consumer products, pursuant to an Acquisition Agreement, entered into on the same date (the “Acquisition Agreement”), among the Acquiror, the Company, BestReviews Inc., a Delaware corporation (“Parent”), BestReviews and the stockholders of Parent named therein.
Upon the terms and subject to the conditions set forth in the Acquisition Agreement, the Acquiror acquired (the “Acquisition”) 60% of Parent’s membership interest in BestReviews for a total purchase price of $66 million, consisting of $30 million in cash, subject to a post-closing working capital adjustment, and $36 million in common stock of the Company, based on a 30-day volume-weighted average sales price of the Company’s common stock as specified in the Acquisition Agreement. The Company issued 1,913,438 shares of common stock in connection with the closing (the “Stock Consideration”). The Stock Consideration is subject to lock-up provisions that prohibit certain transfers of the shares and standstill provisions based upon the following schedule: 25% of the Stock Consideration will cease to be subject to the lock-up provisions on the 6-month anniversary of the closing date of the Acquisition, 50% of the Stock Consideration will cease to be subject to the lock-up provisions on the 9-month anniversary of the closing date of the Acquisition and 25% of the Stock Consideration will cease to be subject to the lock-up provisions on the 12-month anniversary of the closing date of the Acquisition. The Acquisition Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.
Limited Liability Company Agreement
In connection with the Acquisition, the Acquiror and Parent also entered into an amended and restated limited liability company agreement of BestReviews (the “LLC Agreement”). Subject to the terms of the LLC Agreement, the Acquiror has the right (the “Call Option”), beginning six months after the closing of the Acquisition, to purchase all (but not less than all) of the remaining 40% of the membership interests of BestReviews using, at the Acquiror’s election, cash, shares of common stock of the Company, or a combination thereof at a purchase price to be based on a pre-determined multiple of BestReviews’ trailing 12-month EBITDA, with such purchase priced capped per the LLC Agreement if the Call is exercised prior to the third anniversary of the closing of the Acquisition. In addition, beginning six months after closing the Acquisition, the Acquiror is entitled to exercise a one-time right to purchase 25% of the units of membership interest of BestReviews retained by Parent (10% of the issued and outstanding equity) with terms identical to those applicable to the Call Option.
Parent also has the right (the “Put Option”), beginning three years after closing of the Acquisition, to cause the Acquiror to purchase all (but not less than all) of the remaining 40% of the membership interests of BestReviews using, at the Acquiror’s election, cash, shares of common stock of the Company, or a combination thereof at a purchase price to be determined in the same manner as if the Call Option were exercised.
If the exercise of the Call Option or the Put Option requires that the Company seek stockholder approval prior to issuing common stock of the Company as consideration in connection with such exercise, and the Company does not obtain requisite stockholder approval, then BestReviews will initiate a sale process for disposition of a majority of the voting power interests of BestReviews or other disposition of all or substantially all of BestReviews’ assets.
The LLC Agreement provides that Parent is entitled to certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s common stock issued to Parent. The Company is required to file (1) a registration statement on Form S-3 (“Form S-3”) with the Securities and Exchange Commission (“SEC”) to register the resale of the Stock Consideration within 90 days following the closing date of the Acquisition and (2) a Form S-3 with the SEC to register the resale of any shares of common stock of the Company issued in connection with an exercise of the Call Option or the Put Option within 60 days after the issuance of such shares.
The LLC Agreement contains other terms and conditions, including transfer restrictions, tag-along and drag-along rights, and indemnification obligations.
The foregoing summaries of the Purchase Agreement and the LLC Agreement are qualified in their entirety by reference to the text of such agreements, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information regarding the Purchase Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The private placement of 1,913,438 shares of common stock of the Company issued to Parent in connection of the closing of the Acquisition was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.
The information regarding the Acquisition Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On February 7, 2018, the Company issued a press release relating to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.        Description

2.1
Acquisition Agreement, dated February 6, 2018, by and among Tribune Publishing Company, LLC, tronc, Inc., BestReviews Inc., BestReviews LLC, the stockholders named therein, and Denis Grosz, as seller representative * †

10.1	Amended and Restated Limited Liability Company Agreement of BestReviews LLC, dated February 6, 2018, by and among BestReviews LLC, Tribune Publishing Company, LLC, and BestReviews Inc.

99.1	Press release dated February 7, 2018
* This agreement is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (1) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (3) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (4) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.
† Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.
Date: February 7, 2018	By: /s/ Justin Dearborn Name: Justin Dearborn Title: Chief Executive Officer